Lease No. 08789
Date:  February 23, 1999

Sparta Foods, Inc.
1565 First Avenue N.W.
New Brighton, MN  55112-1988                             (hereinafter "Lessee")

We are pleased to inform you that your application for a Master Equipment Lease has been accepted by Firstar Equipment Finance Corporation ("Lessor") subject to the following terms and conditions:

         1. Equipment to be Leased: Various New Food Processing Equipment.

            All Equipment must be satisfactory to Lessor.

         2. Cost of Equipment: Not to exceed $1,229,350.00, including applicable freight and handling charges.

         3. Term of Lease: Eighy-four (84) months

         4. Commencement Date: If the Equipment is delivered and funded by the Lessor between the 5th and the 20th of the month, the Commencement Date will be the fifth of the following month. If the Equipment is delivered and funded by the Lessor between the 21st and the of the month, the Commencement Date will be the fifteenth of the following month.

         5. Rent: The Lessee will make eighty-four (84) consecutive monthly payments in advance equal to 1.32827% of the Equipment Cost.

         The rental percentage(s) stated above are based on current money market rates and will be adjusted, if necessary, to preserve Lessor's anticipated economic return.

6.       Termination Options:

         (a) Lessee may continue to lease the Equipment for an amount equal to its fair market rental value on a year-to-year basis for no more than two (2)

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years. Each such lease renewal will be subject to the approval of Lessor's investment committee.

         (b) Lessee shall have the option to purchase all but not less than all of the Equipment at a cost equal to 18% of the total Equipment Cost, this being the Lessor's estimate of the fair market value at the Expiration Date. Payment for purchase of the Equipment must be received on or before the Expiration Date.

         (c) Lessee, at its sole risk and expense, shall immediately return all but not less than all of the Equipment under such expired Schedule(s) A to Lessor pursuant to Section 18 of the Master Equipment Lease and in the condition set forth in the Equipment Condition Addendum, at such location and at such time as Lessor shall designate.


7.       Early Buyout Option:

So long as no Event of Default has occurred and is continuing, Lessee has one
(1) early purchase option at the end of the sixtieth (60th) month. Upon receipt of the sixtieth (60th) monthly rental payment, Lessee has the option to purchase the Equipment described herein by paying Lessor 46.5% of the original Equipment Cost.

         8. Receipt of a Commitment Fee in the amount of: $5,000.00 (received)

         9. Execution of the following Cargill Leasing Documents and/or receipt of the following prior to Lessor's funding the Equipment ("Effective Date") with respect to each Item of Equipment:

         a)       Commitment Letter
         b)       Master Lease Agreement
         c)       Uniform Commercial Code Filing
         d)       Schedule A to Master Lease Agreement

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         e)       Written evidence of insurance coverage
         f)       Acceptance Certificate
         g) Receipt of all necessary documentation transferring title free of any and all encumbrances in the Equipment to Lessor.
         h) Board Resolution, Secretary's Certificate, Certificate of Incumbency, or other acceptable document authorizing Lessee and Guarantor (if any) to enter into the Lease and setting forth authorized signatory.
         i)       Execution of Equipment Condition Addendum.
         j)       Execution of Agreement for Progress Payments.
         k)       Execution of Assignment of Purchase Agreement.
         l)       Execution of Confirming Purchase Order Agreement.
         m) Receipt of proof of payment on all down payments to be reimbursed to Lessee.

         10. The conditions specified in paragraph 9 and 10 must be completed to Lessor's sole satisfaction as of or before (a) the execution of a Delivery and Acceptance Certificate with respect to any Item of Equipment, or (b) May 31, 1999, whichever occurs first. If any one of the items enumerated in paragraph 10 is omitted or not completed to Lessor's sole satisfaction by such date, this acceptance will become null and void and Lessor shall have no obligations or liabilities to Lessee whatsoever with respect to such Equipment. Lessee agrees to defend, indemnify and save Lessor harmless from any claim, cause of action, loss, damage, liability, cost or expense (including reasonable attorney fees) which may be incurred in any manner by or for the account of any of them relating to Lessee's omitting one or more of such enumerated items or to Lessee's failing to complete one or more of such enumerated items to Lessor's sole satisfaction.

         11. Lessee further agrees to inform Lessor immediately in writing, supported by accounting evidence, of any adverse changes in Lessee's financial condition. Any such change could subject the outstanding part of this commitment to termination (stipulated in following paragraph) or to changes in terms or conditions.

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         12. Lessor may, at its option, terminate its obligation under this letter as to all items of Equipment for which required schedules and documents have not been executed if (a) the Equipment has not been delivered and accepted by Lessee prior to the expiration date of this commitment as evidenced by Lessee's execution and Lessor's receipt of a Delivery and Acceptance Certificate; or (b) there is (prior to said expiration date), in Lessor's opinion, an adverse change in Lessee's financial condition; or (c) THERE IS, IN LESSOR'S OPINION, A CHANGE IN THE TAX LAWS OR REGULATIONS AFFECTING THIS TRANSACTION. Lessee agrees to indemnify, protect and save harmless Lessor, its agents, officers, directors, employees, successors and assigns from and against any and all liabilities, obligations, liens, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorney fees of whatsoever kind and nature arising out of or incurred as a result of the termination of Lessor's obligations under this letter for any reason whatsoever as to all or any of the Items of Equipment. If Lessor elects to terminate its obligations hereunder, Lessee agrees to purchase from Lessor at its cost, plus expenses, the Items of Equipment for which required schedules and documents have not been executed and which Lessor has purchased or has become obligated to purchase hereunder.

         13. This letter shall cease to be of any force and effect as to any Item of Equipment on the Effective Date of the Lease relating to such Item of Equipment.

This commitment is effective only if it is accepted in writing as provided below. Please retain a copy of this letter and immediately return the original to Lessor, together with any commitment fee required by this commitment.

LESSOR:  FIRSTAR EQUIPMENT FINANCE CORPORATION

The undersigned hereby accepts this commitment and: (1) agrees to be fully bound by the terms and conditions thereof, (2) covenants that all facts and circumstances pertaining to the application are and shall be as represented and
(3) further agrees to comply with and execute all documents and return them to Lessor as soon as possible.

LESSEE:  SPARTA FOODS, INC.

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MASTER LEASE AGREEMENT NO. 08789


THIS MASTER LEASE AGREEMENT ("MLA") by and between FIRSTAR EQUIPMENT FINANCE CORPORATION ("Lessor"), whose address is 400 Hwy. 169 South, Suite 300, St. Louis Park, MN 55426, and SPARTA FOODS, INC. ("Lessee"), whose address is 1565 First Avenue N.W., New Brighton, MN 55112-1988.

         1. DEFINITIONS. For purposes of this MLA: (a) "Schedule" shall mean each Lease Schedule executed by the parties now or hereafter, and all riders and attachments thereto; (b) "Equipment" shall mean all units of equipment and other property described in the Schedule(s), and all accessories, upgrades, additions, substitutions, replacement parts, tools, software licenses, contract rights, subleases, permits, licenses, chattel paper, warranty and maintenance agreements and general intangibles pertaining thereto now or hereafter arising, and all proceeds from any of the foregoing (including any insurance proceeds); and (c) "MLA" shall mean this Master Lease Agreement and all Schedules, riders, and attachments thereto, and any other written agreements by and between Lessor and Lessee with respect to this MLA, the Schedule(s) or the Equipment plus any insurance agreements regarding the Equipment, any opinions of counsel, any disclaimers regarding the Equipment, and any guaranties and/or letters of credit relating to Lessee's obligations under the MLA, and any amendments to any of the foregoing.

         2. LEASE OF EQUIPMENT. Subject to the conditions set forth herein, Lessee agrees to lease from Lessor the Equipment described in each Schedule. Lessee shall be deemed to have unconditionally accepted the Equipment upon Lessee's execution of each Schedule. If Lessee shall fail to accept any within sixty (60) days from delivery, Lessor has the right to decline to lease such Equipment to Lessee and Lessee shall be solely responsible (on its own account) to satisfy all obligations to the manufacturer/vendor regarding such non-accepted Equipment (and regardless of the non-conformity of such Equipment). In the event Lessor orders the Equipment on behalf of Lessee, Lessor shall have no liability to Lessee for any delay or failure by the manufacturer/vendor to deliver any of the Equipment to Lessee. Notwithstanding anything to the contrary herein, Lessor is not obligated to lease any item of Equipment to Lessee in the event: (a) Lessee has not obtained the appropriate license, permit, and certificate as required under federal, state or local environmental laws; or (b) delivery, installation and/or testing expenses for any item of Equipment exceed ten (10) percent of the total cost of such Equipment. To the extent Lessor has reason to believe the Equipment is being used in violation of applicable environmental laws, Lessor has the right to enter the premises where the Equipment is located and conduct an environmental audit of Lessee's operation of the Equipment and the handling of any materials or effluents associated therewith; and Lessee agrees to cooperate fully with such environmental audit and bear all costs associated therewith.

         3. TERM OF LEASE AND RENT. The term of each lease of the Equipment is described in each Schedule and commences upon the date Lessee accepts the Equipment in accordance with Section 2 above. The rent for the Equipment is designated in each Schedule. Lessee shall pay Lessor said rent at the times set forth in each Schedule and at the office of Lessor (unless Lessor designates in writing otherwise). All payments received by Lessor shall first be applied to

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any accrued late charge(s) and other non-rental obligations owed by Lessee hereunder, and then to any unpaid rents. Time is of the essence as to the payment of rent and all other monies due Lessor hereunder. This MLA and each Schedule are non-cancelable and non-terminable by either party except as expressly set forth herein, and Lessee may not prepay any rents or other obligations hereunder without the written consent of Lessor.

         4. USE, MAINTENANCE, AND MODIFICATION OF EQUIPMENT. (a) Lessee shall use the Equipment in a careful manner, within its recommended capacities and only for the purpose(s) for which it is designed. Lessee shall comply with a ll laws, regulations and ordinances relating to the possession and use of the Equipment (including, without limitation, job safety, health, fire and environmental laws). At Lessee's expense, Lessee shall keep the Equipment in good repair and working order (including, without limitation, providing any and all parts, mechanisms, environments and software required or recommended by the manufacturer and/or supplier of the Equipment). Lessor shall have no obligation to deliver, install, test, adjust, maintain or service the Equipment or provide substitute or replacement Equipment; and Lessee shall arrange for and bear the full cost of all such matters. At any time upon Lessor's request, Lessee shall provide Lessor with a satisfactory certificates) from a qualified third party that the Equipment has been properly maintained and complies with all applicable health, safety and environmental laws. (b) Without the prior written consent of Lessor, Lessee shall not make any alterations, additions or improvements to the Equipment unless such modifications do not: (i) impair the originally intended function or use of any unit of Equipment; (ii) impair any maintenance agreement(s), warranties or licenses with respect to any unit of Equipment; or
(iii) cause material damage to any unit of Equipment upon removal ("Permitted Modifications"). Lessee also grants Lessor a right of first refusal as to the lease of any upgrades or additions to the Equipment. Lessee shall remove all Permitted Modifications upon return of the Equipment without damage to the Equipment; all Permitted Modifications and other additions to the Equipment not so removed shall be deemed the sole property of Lessor.

         5. OWNERSHIP AND INSPECTION OF EQUIPMENT. The Equipment shall at all times remain the exclusive property of Lessor. Lessee shall have no right, title or interest in the Equipment except as expressly set forth herein. Lessee shall

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give Lessor immediate notice of any attempt by third parties to seize any unit of Equipment. Lessee shall not change or remove any insignia lettering or identification on the Equipment; and shall keep for safe-keeping any manuals, drawings, specifications, computer disks, maintenance agreements and records or any other written information regarding the Equipment (and any associated hardware or software). Lessor may supply Lessee with labels or other markings stating that the Equipment is owned by Lessor, and Lessee shall promptly affix same to the Equipment in a prominent place. Lessee shall maintain the Equipment as removable personal property notwithstanding the fact that the Equipment (or any part thereof) may become attached to, imbedded in, or resting on any real property or any building thereon. At any time during Lessee's ordinary business hours, Lessor shall have the right to enter the premises where the Equipment is located to inspect and/or test the Equipment, and show the Equipment to prospective purchasers and lessees; and Lessee shall cooperate with Lessor in conducting such activities. Lessee shall not impose any restrictions on Lessor's access to the Equipment.

         6. LOSS OF AND DAMAGE TO THE EQUIPMENT (STIPULATED LOSS VALUE). Until such time as Lessor accepts physical surrender of the Equipment from Lessee in writing, Lessee hereby assumes the entire risk of loss and damage to the Equipment from every cause whatsoever (notwithstanding the existence of any insurance on the Equipment in favor of Lessor). If any unit of Equipment is damaged, Lessee shall place such Equipment in good repair and working order to the satisfaction of Lessor. If any unit of Equipment is determined by Lessor to be lost, stolen or damaged beyond repair, Lessee shall (at Lessor's option): (i) replace such Equipment with equipment of equivalent value, utility and characteristics; or (ii) pay Lessor in cash the greater of the fair market value of such Equipment or the "Stipulated Loss Value" for such unit of Equipment as set forth in the Schedule. Upon Lessee's payment in good funds of the amount required, this MLA shall terminate with respect to such unit of Equipment and Lessee shall be deemed the owner of such Equipment "AS IS" and "WHERE IS" WITHOUT ANY WARRANTY (EXPRESS OR IMPLIED) BY LESSOR WITH RESPECT TO ANY MATTER WHATSOEVER (INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR EXCEPT THAT LESSOR HAS NOT CAUSED ANY SECURITY INTEREST, LIEN OR ENCUMBRANCE TO ATTACH AGAINST SUCH EQUIPMENT.

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         7. INSURANCE. Lessee shall insure the Equipment to Lessor's satisfaction against all risks of loss and damage, and shall carry comprehensive public liability and property damage insurance satisfactory to Lessor as provided in Attachment B to each Schedule. Lessee shall pay the premiums for all such insurance, and shall deliver to Lessor satisfactory written evidence of the required insurance coverage at the time Lessee accepts the Equipment. Lessor shall have the exclusive right, and Lessee hereby appoints Lessor as Lessee's attorney-in-fact (coupled with an interest), to make and settle any claims under, receive any payments on, and execute and endorse any documents, checks or drafts respecting any insurance (and proceeds therefrom) regarding the Equipment. In the event any insurance proceeds are paid or payable with respect to any unit of Equipment, such insurance proceeds shall be applied (at Lessor's option) toward: (i) the replacement, restoration or repair of such Equipment; or
(ii) satisfaction of Lessee's obligations hereunder.

         8. PAYMENT OF TAXES, FEES & LESSOR'S EXPENSES. (a) Lessee shall keep the Equipment free and clear of all security interests, liens, encumbrances and claims of any kind; and Lessee shall promptly pay all municipal, state an d federal taxes (including unitary taxes, receipts taxes, and apportionment taxes), assessments and/or charges (including any governmental charges to audit Lessor's records regarding this MLA or the Equipment except Lessor's income tax records) which may now or hereafter be imposed regarding the acquisition, ownership, lease, sale, possession, use or transfer of the Equipment; excluding any federal or Wisconsin taxes imposed on or measured by Lessor's general income except to the extent provided in each Schedule. At Lessee's own expense, Lessee shall obtain, prepare and deliver to Lessor: (i) all returns and/or filings required by applicable law pertaining to such governmental taxes, assessments, and/or charges; and, (ii) all licenses, certificates, registrations and/or permits required for the ownership, possession and/or use of the Equipment ("Certificates"). Lessee shall maintain and renew all such Certificates, and shall take all necessary steps necessary to avoid the cancellation, suspension and/or revocation of such Certificates, and/or any material adverse amendment

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thereto. b) Lessee shall promptly pay all costs, charges, expenses and obligations of every kind and nature (including reasonable attorneys' fees of outside and in-house counsel) incurred by or on behalf of Lessor regarding the exportation, importation, shipment, delivery, possession, use, lease, tax treatment, return, repossession, storage and transfer of any unit of Equipment whenever and however arising, and for any termination and/or amendment of this MLA or any Schedule, and for the exercise of any rights or remedies with respect to MLA. In the event Lessee fails to procure or maintain the insurance required under Section 7 above, or fails to promptly pay any amounts required to be paid by Lessee herein, Lessor shall have the right (but shall not be obligated) to procure such insurance and/or pay such amounts on behalf of Lessee. In such event, Lessee shall promptly reimburse Lessor for the amount thereof on demand. If Lessee fails to pay any amount(s) when due hereunder, such amount(s) shall accrue interest until paid at 6% per annum plus the prime rate as announced by Firstar Bank Milwaukee, N.A. from time to time or the highest rate permitted by law (whichever is lower).

         9. WARRANTIES. (a) Lessee warrants that it is duly organized and in good standing under the laws of its state of incorporation; that Lessee is qualified to do business in those states wherein the Equipment is located; that the execution of this MLA and each Schedule has been duly authorized; and that the execution and performance of this MLA or any Schedule by Lessee will not cause Lessee to be in default under any material agreements or in violation of any applicable laws.

         (b) LESSEE REPRESENTS TO LESSOR THAT LESSEE HAS SELECTED THE TYPE, QUANTITY AND SUPPLIER OF THE EQUIPMENT; AND THAT THE EQUIPMENT IS OF A DESIGN, SIZE, QUALITY AND CAPACITY REQUIRED BY LESSEE, AND IS SUITABLE FOR LESSEE'S PURPOSES. LESSOR IS NOT A MANUFACTURER OR SUPPLIER OF THE EQUIPMENT NOR AN AGENT OF THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, AND LESSOR DOES NOT ENDORSE OR PROMOTE ANY ITEM OF EQUIPMENT. NO REPRESENTATIONS OR PROMISES MADE BY ANY MANUFACTURER, SUPPLIER OR DISTRIBUTOR OF THE EQUIPMENT SHALL BE BINDING ON LESSOR. LESSOR MAKES NO WARRANTY OR REPRESENTATION (EITHER EXPRESS OR IMPLIED) TO LESSEE AS TO THE FITNESS, QUALITY, DESIGN, CONDITION, CAPACITY, SAFETY, SUITABILITY, MERCHANTABILITY OR PERFORMANCE OF THE EQUIPMENT (INCLUDING ITS CONFORMITY WITH APPLICABLE LAW AND REGULATIONS), TITLE TO THE EQUIPMENT, OR ANY OTHER MATTER WHATSOEVER. LESSEE AGREES THAT THE EQUIPMENT IS LEASED "AS IS" AND

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"WHERE IS" AND THAT ALL RISKS REGARDING THE EQUIPMENT ARE TO BE BORNE SOLELY BY
LESSEE INCLUDING, WITHOUT LIMITATION, ANY LOSSES OR DAMAGES DUE TO ACTS OF GOD, STRIKES, GOVERNMENTAL ACTION OR OBSOLESCENCE. LESSOR SHALL NOT BE LIABLE TO LESSEE OR ANY OTHER PARTY FOR ANY CLAIM OR MATTER PERTAINING TO THE EQUIPMENT WHATSOEVER INCLUDING, WITHOUT LIMITATION, ANY LOSS OR DAMAGE (DIRECT, INDIRECT OR CONSEQUENTIAL) FROM BUSINESS INTERRUPTION, LOSS OF PROFITS, NONDELIVERY OR LATE DELIVERY OF THE EQUIPMENT, IMPROPER INSTALLATION OR DESIGN OF THE EQUIPMENT, FAILURE OR IMPROPER OPERATION OF THE EQUIPMENT, BREACH OF ANY WARRANTY OR REPRESENTATION MADE BY THE MANUFACTURER AND/OR SUPPLIER OF THE EQUIPMENT, OR ANY INJURY TO PERSONS OR PROPERTY. Lessor makes no representations, warranties or promises with regard to the tax or accounting treatment of this Lease or Lease Schedule, or the interests of Lessor and Lessee as regards the Equipment.

         (c) Lessee acknowledges that it has reviewed and approved all contracts and agreements pertaining to Lessor's acquisition of the Equipment prior to leasing the Equipment, and that Lessee accepts the terms and limitations of any warranties, license and/or provisions contained therein. To the extent assignable by Lessor, all warranties and licenses made by the manufacturer and/or supplier of the Equipment are hereby assigned to Lessee for the lease term applicable to such Equipment. At Lessee's sole expense and in Lessee's own name only, Lessor hereby authorizes Lessee to enforce any such warranties or licenses made with respect to the Equipment upon written notice to Lessor; and Lessor is under no obligation to enforce any warranties or license regarding the Equipment. Notwithstanding the foregoing, Lessee shall not commence any legal proceedings to enforce any warranty or license except upon the prior written consent of Lessor (which consent shall not be unreasonably withheld). Lessor makes no representations or warranties as to the existence, sufficiency or enforceability of any warranties or licenses regarding the Equipment; and Lessee's and Sub-Lessee's sole remedy for any defect in or nonconformity of the Equipment is against the manufacturer/vendor thereof.

         10. INDEMNITY. Notwithstanding the existence of any insurance in favor of Lessor, Lessee shall promptly defend, indemnify and save Lessor harmless from and against: (a) any and all loss of or damage to the Equipment (except ordinary wear and tear resulting from proper use of the Equipment); and (b) any claim, action, demand, proceeding, or liability for any damage, loss, injury, cost or

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expense (including reasonable attorney's fees) which Lessor may be subject to:
(i) relating to the construction, importation, exportation, delivery, installation, ownership, sale, lease, transfer, storage, nonacceptance, rejection, return, or repossession of the Equipment (or any part thereof); (ii) resulting from the use, maintenance, repair, replacement, operation or condition of the Equipment (or any part thereof); (iii) arising by reason of any act or omission of Lessee or Lessee's violation of any law, regulation or ordinance pertaining to the Equipment; (iv) as a result of any claim for patent, copyright, trademark or other proprietary right infringement relating to the Equipment or the use thereof; (v) as a result of any tort, negligence or strict liability claim respecting the Equipment and/or the use thereof (including, without limitation, any contribution and/or subrogation claims relating thereto); or (vi) as a result of any third party claim to the Equipment. The foregoing collectively called the "Indemnity Claims." Lessee agrees to give Lessor prompt written notice of any Indemnity Claims described in this Section
10. Notwithstanding the foregoing, Lessee shall not be obligated to indemnify Lessor for any Indemnity Claim caused proximately by the willful misconduct of Lessor.

         11. RETURN OF EQUIPMENT. Upon the termination or cancellation of this MLA or of any Schedule (as applicable) whether by passage of time or otherwise, Lessee shall promptly return to Lessor all (and only all) of the Equipment subject to this MLA or the Schedule (as applicable) in good repair and working order (excepting only ordinary wear and tear resulting from the proper use of the Equipment) assembled and packed for shipment per the manufacturer's specifications, and containing all engineering and product changes prescribed or recommended by the manufacturer thereof prior to return of the Equipment. Upon request by Lessor and at Lessee's expense, Lessee shall deliver such Equipment to any place designated by Lessor within the continental United States. At Lessor's option, Lessee shall permit Lessor to store such Equipment (or any unit thereof) at its then existing location at no charge to Lessor. If for any reason Lessee shall fail to return any unit of Equipment as specified by Lessor, Lessee shall pay to Lessor rent equal to 150% of the Base Rate set forth in the applicable Schedule(s) for each month or fraction thereof that such Equipment remains unreturned. Lessee agrees that such Post-Termination is not a penalty, but liquidated damages for Lessor's inability to take possession of the Equipment for reletting or resale, and for the increased risk of damage to and loss of the Equipment. Acceptance by Lessor of any Post-Termination Rent shall not constitute a renewal of this MLA or the applicable Schedule, nor a waiver of any default under this MLA or the applicable Schedule, nor a waiver of any of Lessor's rights and remedies.

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         12. DEFAULT. Any of the following shall constitute an event of default hereunder: (a) Lessee's failure to pay any amounts when due; (b) the unauthorized removal of any unit of Equipment from the location(s) described in the Schedule(s); (c) Lessee's unpermitted assignment of any interest in this MLA or in the Equipment; (d) Lessee (or any guarantor of Lessee's obligations hereunder) making an assignment for the benefit of its creditors, or becoming subject to any proceedings under the U.S. Bankruptcy Code or any state reorganization, receivership, insolvency or dissolution proceedings; (e) the filing of any lien, levy attachment or judgment affecting the Equipment which has not been released or stayed on appeal within ten (10) business days of Lessee's knowledge thereof, or for which a bond satisfactory to Lessor in the full amount of such lien, levy attachment or judgment has not been obtained in favor of Lessor within ten (10) business days of Lessee's knowledge thereof; (f) Lessee's failure to cure any breach of any other provision of this MLA within ten (10) business days of Lessee's knowledge thereof or of Lessee's receipt of Lessor's written notice thereof (whichever occurs earlier); (g) Lessee (or any guarantor of Lessee's obligations hereunder) making any misrepresentations to Lessor now or hereafter; (h) Lessee being in default under any material agreement for the payment of money which has not been cured as provided; or (i) any adverse material change in Lessee's financial condition or business operations (or that of any guarantor of Lessee's obligations hereunder), or any material change in the ownership of Lessee. Upon the occurrence of an event of default, this MLA shall be deemed unconditionally terminated or canceled (at Lessor's option) and expired.

         13. REMEDIES. (a) Upon the occurrence of an event of default hereunder, Lessor shall have the non-exclusive option to: (i) declare the present value of the aggregate rents or the Stipulated Loss Values payable under any or all of the Schedules immediately due and payable; (ii) declare all other amount(s) due Lessor hereunder immediately due and payable; (iii) declare the present value of the residual value of all the Equipment to be immediately due and payable (the "residual value" of the Equipment for these purposes is deemed to be twenty percent (20%) of the Equipment's original cost or the appraised fair market value of the Equipment at the end of the originally scheduled lease term,

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whichever is greater); (iv) take possession of the Equipment and remove same from its existing location(s) without notice to or consent of Lessee; and store and/or dispose (by public sale or otherwise) of the Equipment at its then existing location(s) at no charge to Lessor; or (v) assert any ot her remedies available to Lessor at law or in equity (including, without limitation, under the Uniform Commercial Code). For purposes of computing present value hereunder, the discount rate shall be a rate per annum equal to the highest published Ask Yield of any U.S. Treasury Bond, Note or Bill set forth in The Wall Street Journal, Treasury Bonds, Notes and Bills section, having a maturity date closest to the originally scheduled termination date of the applicable Schedule. Any return and/or repossession of the Equipment shall not waive or impair any of Lessor's rights or remedies. Except as otherwise provided for herein or by law, all amount(s) due Lessor after an event of default shall be due and payable without any notice or demand by Lessor, and without regard to any action taken by Lessor regarding the Equipment. All amounts payable herein by Lessee after an event of default shall bear interest until paid at the rate of 3% per annum plus the prime rate as announced from time to time by Firstar Bank Milwaukee, N.A. or the highest rate permitted by law (whichever is lower). Lessee releases Lessor from any requirement to post a bond or surety regarding any repossession or disposition of the Equipment.

         (b) In the event Lessor accepts in writing return of any unit of Equipment, Lessor shall use its best efforts for a period of sixty (60) days thereafter to sell and/or release such Equipment, and Lessee agrees that such attempt shall fully satisfy Lessor's obligation to mitigate its damages. After deducting all expenses of retaking, repairing, holding, transporting, selling and/or reletting the Equipment, the net proceeds (if any) from such sale or reletting by Lessor shall be applied against Lessee's obligations hereunder (without regard to the fact that each Schedule constitutes a separate lease of property). The proceeds of any sale, re-lease or other disposition (if any) shall be applied in the following priorities: (i)First, to pay all Lessor's costs, charges and expenses in taking, removing, holding, repairing, selling,

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re-leasing and disposing of the Equipment; (ii) second, to the extent not previously paid by Lessee (or by a guarantor of Lessee's obligations hereunder) to pay Lessor all amounts due from Lessee hereunder; (iii) third, to reimburse to Lessee (or any guarantor) any sums previously paid as damages to Lessor by Lessee (or such guarantor); and (iv) lastly, any surplus shall be retained by Lessor (except as to Equipment leased under Schedules incorporating Rider 1, wherein any surplus shall be retained by Lessee). Lessor shall have the right to seek a deficiency from Lessee notwithstanding Lessor's repossession or abandonment of the Equipment, or Lessor's sale or reletting the Equipment to a third party. After an event of default, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact (coupled with an interest) to do all things necessary to carryout Lessee's obligations under this MLA and with respect to the Equipment. All remedies granted to Lessor herein and at law are cumulative, and may be exercised concurrently or separately. No right or remedy is exclusive of any other right or remedy. Notwithstanding any repossession, reletting or sale of any unit of Equipment by Lessor and/or termination of this MLA, Lessee shall remain fully liable for the performance of its obligations herein.

         (c) Lessee acknowledges that Lessor's sole obligation hereunder, so long as Lessee not in default hereunder, is not to interfere with Lessee's quiet enjoyment of the Equipment. Lessee's sole and exclusive remedy if Lessor shall breach such covenant (and not cure same in a reasonable period of time) is to terminate Lessee's obligation to pay any additional rents for the affected Equipment; provided such termination shall only be effective after Lessee has paid all outstanding obligations prior to the effective date of termination and has returned the affected Equipment as provided for herein and the applicable Schedule. In all other respects and to the extent permitted by law, Lessee unconditionally and irrevocably waives any and all rights and remedies against Lessor at law or in equity (including, without limitation, any rights and remedies granted Lessee under Article 2A of the Uniform Commercial Code and/or the right to reject any Equipment or repudiate this MLA).

         14. ASSIGNMENT. This MLA shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto (whether by operation of law or by agreement) except as provided for herein. Upon written notice to Lessee, any or all of Lessor's rights and obligations under this MLA (or any part thereof) and/or any or all of the Lessor's rights and interest in the Equipment (or any part thereof) may be sold, assigned or pledged to a third party without the consent of Lessee. Lessee acknowledges that any such sale, assignment, or pledge of any or all of Lessor's rights and/or obligations hereunder and/or rights and interests in the Equipment shall not be deemed to materially change Lessee's duties or obligations hereunder nor increase the burdens or risks imposed on Lessee for purposes of Article 2A of the Uniform Commercial Code. Notwithstanding the foregoing, no sale, assignment, or transfer by Lessor of this MLA (or any part thereof) or the Equipment (or any part thereof) shall interfere with Lessee's right of quiet enjoyment under this MLA except in the event of a default hereunder. No breach or default by Lessor hereunder shall excuse the full and timely performance by Lessee o f its obligations under this MLA to any successor or assignee of Lessor. Lessee agrees to execute a written acknowledgment of the matters set forth herein in favor of (and to the satisfaction of such successor or assignee) upon request. EXCEPT AS IS EXPRESSLY PROVIDED FOR HEREIN, LESSEE SHALL NOT ASSIGN, TRANSFER, OR PLEDGE ANY RIGHT, INTEREST OR OBLIGATION UNDER THIS MLA (OR ANY PART THEREOF) OR ANY RIGHT OR INTEREST IN THE EQUIPMENT (OR ANY PART THEREOF), NOR PERMIT THE EQUIPMENT (OR ANY PART THEREOF) TO BE SUBLEASED OR USED BY ANY PARTY OTHER THAN LESSEE AND ITS EMPLOYEES. UPON ANY SUCH UNPERMITTED ASSIGNMENT, TRANSFER, PLEDGE, OR USE, THIS MLA SHALL IMMEDIATELY TERMINATE OR BE CANCELED AND LESSEE SHALL BE DEEMED IN DEFAULT HEREUNDER. TO THE EXTENT THIS MLA IS ASSIGNABLE OR ASSUMABLE BY OPERATION OF LAW WITHOUT THE CONSENT OF LESSOR, THIS MLA MUST BE ASSIGNED AND/OR ASSUMED IN ITS ENTIRETY. At Lessor's sole discretion and without notice to or the consent of Lessee, Lessor may sell a participation in this MLA and/or any Schedule (or any part thereof),to a participant on terms satisfactory to Lessor.

         15. NET LEASE. THIS MLA CONSTITUTES A NET LEASE, AND LESSEE'S OBLIGATION TO PAY THE RENTS AND OTHER AMOUNTS DUE HEREUNDER (AND THE CONTINUING EFFECTIVENESS AND ENFORCEABILITY OF THIS MLA) ARE ABSOLUTE, UNCONDITIONAL AND INDE PENDENT OBLIGATIONS NOT SUBJECT TO ABATEMENT, DIMINUTION, SUSPENSION, DEFERMENT OR REDUCTION OF, OR OFFSET AGAINST, LESSEE'S OBLIGATIONS HEREUNDER FOR ANY REASON INCLUDING WITHOUT LIMITATION: (1) ANY CLAIMS OF LESSEE AGAINST LESSOR, OR THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT; (2) ANY DEFECT IN, DAMAGE TO, OR LOSS OR DESTRUCTION OF ANY UNIT OF EQUIPMENT HOWEVER ARISING; OR
(3) ANY INTERFERENCE WITH LESSEE'S USE OF ANY UNIT OF EQUIPMENT BY ANY THIRD PARTY (INCLUDING ANY GOVERNMENTAL BODY) EXCEPT AS EXPRESSLY SET FORTH HEREIN. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT ALL RENTS AND OTHER AMOUNTS PAYABLE BY LESSEE TO LESSOR HEREUNDER SHALL CONTINUE TO BE PROMPTLY AND UNCONDITIONALLY PAID IN ALL EVENTS (EXCEPT ONLY AS LESSEE'S OBLIGATION TO PAY RENT MAY BE TERMINATED PURSUANT TO SECTION 6 ABOVE).

         16. LATE PAYMENT CHARGE/RESUMPTION OF MLA. Notwithstanding Section 12. above, in the event Lessee fails to make any payment required hereunder or under any Schedule when due, termination of this MLA shall be rescinded and the nonpayment default deemed cured only if (a) Lessor receives the amount of such late payment within five (5) days of the payment due date; or (b) if the payment is more than five (5) days (but less than thirty (30) days) past due, Lessor receives the amount of such late payment, plus a late payment charge of the greater of 5 percent of the amount of such late payment or $25.00.

         17. ADDITIONAL DOCUMENTS. Lessee shall execute and deliver to Lessor such other documents as Lessor may reasonably deem necessary to evidence or protect Lessor's interests in the Equipment and under this MLA. Upon request by Lessor, Lessee shall verify in writing the exact location of the Equipment and identify any unit of Equipment moved since the date of any previous verification, and provide Lessor with a current set of Lessee's financial statements and with maintenance information regarding the Equipment.

         18. GOVERNING LAW & CONSTRUCTION. (a) THIS MLA AND EACH SCHEDULE REPRESENTS THE ENTIRE AGREEMENT OF THE PARTIES AND THEIR PROVISIONS SHALL NOT BE MODIFIED, SUPPLEMENTED OR WAIVED IN ANY MANNER EXCEPT BY THE WRITTEN CONSENT OF THE PARTIES. This MLA shall be construed without regard to any presumption or rule requiring construction against the party causing this MLA to be drafted. If more than one Lessee is named in this MLA (or any Schedule), the liability of such Lessees shall be joint and several. If any provision of this MLA or the application thereof to any party is held invalid or unenforceable for any reason, the other provisions of this MLA and their application shall be unaffected thereby, and shall remain in full force and effect. No delay on the part of Lessor in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; and no single or partial exercise of any right, power or remedy by Lessor hereunder shall preclude any further exercise thereof (or the exercise of any other right, power, or remedy). THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS MLA SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WISCONSIN (IRRESPECTIVE OF SUCH STATE'S CHOICE OF LAWS RULES). THE PARTIES AGREE THAT THE MLA AND EACH SCHEDULE ARE DEEMED TO BE EXECUTED, EFFECTIVE AND PERFORMED IN THE STATE OF WISCONSIN BY VIRTUE OF LESSOR EXECUTING AND ACCEPTING THE MLA AND EACH
SCHEDULE IN SUCH STATE AND ALL RENTAL PAYMENTS BEING PAID TO LESSOR IN SUCH STATE. ALL CLAIMS AND OTHER MATTERS RELATING TO THIS MLA AND THE EQUIPMENT (AS BETWEEN LESSOR AND LESSEE) SHALL BE HEARD IN ANY STATE OR FEDERAL COURT LOCATED IN MILWAUKEE COUNTY, WISCONSIN; AND THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE PERSONAL JURISDICTION OF SUCH COURTS, AND WAIVE TRIAL BY JURY. Nothing in this section shall affect or impair Lessor's right to serve legal process in any manner or Lessor's right to bring any action or proceeding against Lessee or the Equipment in the courts of any other jurisdiction.

         (b) LESSEE'S OBLIGATIONS TO LESSOR HEREUNDER ARE SECURED BY ALL THE EQUIPMENT (TO THE EXTENT NOT OWNED BY LESSOR), NOTWITHSTANDING THE INDEPENDENCE OF THE INDIVIDUAL SCHEDULES OR THE DATE OF THEIR EXECUTION.

         19. NOTICES/NOTICE OF RELATIONSHIP. The giving of all notices required herein shall be sufficient if made in writing and delivered personally, sent via facsimile (transmission confirmed) or mailed to the party involved at the address hereinafter set forth (or at such other address as each party may provide in writing). If mailed, such notice shall be deemed given when deposited in the U.S. mail fully addressed with postage prepaid. YOU HAVE ENTERED INTO A TRANSACTION WITH ONE OF THE FIRSTAR BANKS OR COMPANIES OR ONE OF THE ELAN COMPANIES. THIS IS TO ADVISE YOU THAT ALL FIRSTAR BANKS AND COMPANIES AND ALL ELAN COMPANIES IN THE FINANCIAL SERVICES BUSINESS ARE RELATED. YOU MAY NOT BE COMPELLED TO BUY ANY PRODUCT OR SERVICE FROM ANY OF THESE BANKS OR COMPANIES IN ORDER TO PARTICIPATE IN THIS TRANSACTION. IF YOU FEEL THAT YOU HAVE BEEN COMPELLED TO BUY ANY PRODUCT OR SERVICE FROM ANY OF THESE RELATED BANKS OR COMPANIES IN ORDER TO PARTICIPATE IN THIS TRANSACTION, YOU SHOULD CONTACT EITHER THE OFFICE OF THE COMMISSIONER OF BANKING, P.O. BOX 7876, MADISON, WISCONSIN, 53707 OR FIRSTAR CORPORATION, 777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53202, ATTENTION: MEMBER BANK ADMINISTRATION.

         20. SURVIVAL OF OBLIGATIONS. The indemnity and reimbursement obligations set forth in this MLA shall survive termination of this MLA and satisfaction of Lessee's obligations hereunder.

Dated at St. Louis Park, Minnesota, this 5TH day of March, 1999.

Lessee: SPARTA FOODS, INC.

Lessor:  FIRSTAR EQUIPMENT FINANCE CORPORATION